UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2016

Date of Report (Date of earliest event reported)

Commission File Number 000-55308

CannaMED Enterprises, Inc.

formerly

Redwood Valley Acquisition Corporation

(Exact name of registrant issuer as specified in its charter)

Delaware	47-2072746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

391 East Brown Street, East Stroudsburg, PA	18301
(Address of principal executive offices)	(zip code)

Registrant’s phone number, including area code (949) 673-4510

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if  any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.405 of this chapter) during the preceding twelve months (or shorter period that the registrant was required to submit and post such files). Yes ☐  No ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒  No ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 14, 2016, CannaMED Enterprises, Inc. (the “Company”) was informed that Anton & Chia, LLP (“Anton”), was resigning as its independent registered public accounting firm. The reports of Anton on the Company’s financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Anton for the fiscal years ended December 31, 2015 and 2014 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date of this report, it has had no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Anton with a copy of this disclosure before its filing with the SEC. The Company requested that Anton provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and the Company received a letter from Anton stating that it agrees with the above statements.  A copy of the letter from Anton is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On November 1, 2016, our board of directors approved the engagement of BF Borgers, CPA PC (“Borgers”), as the Company’s new independent registered public accounting firm.  During the quarter ended June 30, 2016, and the preceding interim period prior to the engagement of Borgers, the Company has not consulted Borgers regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The Company’s engagement of BF Borgers, CPA PC as the Company’s independent registered public accounting firm for the quarter ending September 30, 2016 became effective November 1, 2016 upon execution of the engagement letter on such date.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Anton & Chia, CPAs, dated September 14, 2016, addressed to the United States Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaMED Enterprises, Inc.

Date: November 4, 2016	By:	/s/ Mikhail J. Artamonov
Mikhail J. Artamonov
Principal Executive Officer
Principal Financial Officer

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